Exhibit 10.14

Execution Version

LIMITED WAIVER AND SECOND AMENDMENT TO CREDIT AGREEMENT

This LIMITED WAIVER AND SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into effective as of November 1, 2024 (the “Effective Date”), among SWIF II INVESTMENT CO. TOWERS II, LLC, a Delaware limited liability company (“Towers”), SWIF II INVESTMENT CO. DATA CENTER, LLC, a Delaware limited liability company (“Data Center”), and SWIF II INVESTMENT CO. FIBER, LLC, a Delaware limited liability company (“Fiber”), SWIF II INVESTMENT CO. TOWERS I, LLC, a Delaware limited liability company (“Investment Co”), VOGUE TOWERS II, LLC, a Delaware limited liability company (“Vogue Towers” and together with Towers, Data Center, Fiber and Investment Co, collectively, the “Borrowers” and each, individually, a “Borrower”), STRATCAP DIGITAL INFRASTRUCTURE REIT, INC. (f/k/a STRATEGIC WIRELESS INFRASTRUCTURE FUND II, INC.), a Maryland corporation (the “Parent”), the Lenders (as defined in the Credit Agreement referred to below) party hereto, and SUNFLOWER BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

WHEREAS, Borrowers, the Parent, the Lenders from time to time party thereto, and the Administrative Agent are parties to that certain Secured Revolving Loan Credit Agreement, dated as of March 15, 2023 (as amended by that certain First Amendment and Joinder to Credit Agreement, dated as of October 7, 2024, as amended hereby and as the same may hereafter be amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrowers have requested (i) certain amendments to the Credit Agreement and (ii) that the Administrative Agent and the Required Lenders waive the Specified Default (as hereinafter defined) all as further set forth herein;

WHEREAS, subject to the terms and conditions set forth herein, the Administrative Agent and the Lenders are willing to agree to such amendments and waiver; and

WHEREAS, the Borrowers, the Parent, the Lenders, and the Administrative Agent acknowledge that the terms of this Amendment constitute an amendment and modification of, and not a novation of, the Credit Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, although they are under no obligation to do so, are willing to amend certain provisions of the Credit Agreement, all on terms and conditions set forth herein.

SECTION 1.           Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings given such terms in the Credit Agreement, as amended hereby.

SECTION 2.           Amendments to the Credit Agreement. Subject to satisfaction of the conditions of effectiveness set forth in Section 3 of this Amendment, the parties hereto agree that:

(a)            Amendment to Article I of the Credit Agreement. The definition of “Fixed Charge Coverage Ratio (Post-Distribution)” is hereby amended and restated in its entirety as follows:

“Fixed Charge Coverage Ratio (Post-Distribution)” shall mean, for the trailing four fiscal quarters, the ratio of (a) the difference between (i) Adjusted EBITDA, less (ii) cash Restricted Payments to (b) Fixed Charges, in each case, of the Borrowers and their Subsidiaries on a consolidated basis in accordance with GAAP, provided, however, that such calculation shall also include on a pro forma basis any proposed Restricted Payments (other than Permitted Tax Distributions) or Borrowings made in connection therewith at the time of such calculation; provided further, that the foregoing clause (a)(ii) shall exclude Restricted Payments permitted by Section 8.5(d) and made directly or indirectly to Holdings and/or Parent, not to exceed $6,500,000 in the aggregate over the term of this Agreement, which are used by such Person for redemptions of its Equity Interests.

(b)           Amended and Restated Exhibit B to Credit Agreement. Exhibit B (Compliance Certificate) to the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit A attached hereto.

SECTION 3.           Conditions of Effectiveness. The amendments set forth in Section 2 of this Amendment and the limited waiver set forth in Section 4 of this Amendment, as well as any other terms and conditions set forth herein, shall be effective as of the Effective Date, subject to the satisfaction of the following conditions precedent:

(a)           the Administrative Agent shall have received a counterpart of this Amendment executed by the Borrowers, the Administrative Agent, and the Lenders, in form and substance reasonably satisfactory to the Administrative Agent;

(b)           the Administrative Agent shall have received payment or evidence of payment by the Borrowers of the costs and expenses referred in Section 12.3 of the Credit Agreement, to the extent invoiced on or prior to the date hereof;

(c)           no Default (other than the Specified Default) shall have occurred and be continuing, and since the effective date of the most recent financial statements delivered pursuant to Section 7.1(a) of the Credit Agreement, no event or circumstance exists that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect; and

(d)           the representations and warranties set forth in Section 6 hereof shall be true and correct in all material respects as of the date hereof.

SECTION 4.           Specified Default; Limited Waiver.

(a)           Subject to the satisfaction of the conditions of effectiveness set forth in Section 3 of this Amendment, the Administrative Agent and the Required Lenders hereby waive any Default or Event of Default resulting from the failure of the Borrowers to provide prior written notice with respect to the name change of Parent required by Section 4.2 of the Pledge Agreement (such Default or Event of Default, the “Specified Default”).

(b)           Except as expressly provided herein, the limited waiver set forth in this Section 4 shall not be construed as a consent to or waiver of any other Default or Event of Default which may now exist or hereafter occur or result therefrom or any violation of any term, covenant or provision of the Credit Agreement or any other Loan Document. All rights and remedies of the Administrative Agent and the Lenders are hereby expressly reserved with respect to any such Default or Event of Default. The agreements contained herein do not affect or diminish the right of the Administrative Agent and the Lenders to require strict performance by each Borrower and each other Loan Party of each provision of each Loan Document to which such Person is a party. All terms and provisions of, and all rights and remedies of the Administrative Agent and the Lenders under, the Loan Documents shall continue in full force and effect and are hereby confirmed and ratified in all respects. The limited waiver set forth in this Section 4 shall be effective in this specific instance and for the specific purpose for which it is given and shall not entitle the Borrowers or any other Loan Party to any other or further waiver or consent in any similar or other circumstances.

SECTION 5.           Acknowledgment and Ratification. As a material inducement to the Administrative Agent and Lenders to execute and deliver this Amendment, each Borrower acknowledges and agrees that the execution, delivery, and performance of this Amendment shall, except as expressly provided herein, in no way release, diminish, impair, reduce, or otherwise affect the obligations of the Loan Parties under the Loan Documents, which Loan Documents shall remain in full force and effect.

SECTION 6.           Loan Parties’ Representations and Warranties. To induce the Administrative Agent and the Lenders to execute and deliver this Amendment, each Loan Party represents and warrants to the Administrative Agent and Lenders that, after giving effect to this Amendment:

(a)           this Amendment, the Credit Agreement and each of the other Loan Documents to which it is a party have each been duly executed and delivered by its duly authorized officers and constitute the legal, valid, and binding obligations of such party, enforceable against such party in accordance with their respective terms, except as limited by Debtor Relief Laws;

(b)           the representations and warranties of the Loan Parties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (or, if qualified by materiality or by reference to a Material Adverse Effect, in all respects) on and as of the Effective Date with the same force and effect as if such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date;

(c)           at the time of this Amendment, no Default (other than the Specified Default) exists and after giving effect to this Amendment, no Default exists;

(d)           since the effective date of the most recent financial statements delivered pursuant to Section 7.1(a) of the Credit Agreement, there has been no event or circumstance has occurred that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect; and

(e)           the execution, delivery and performance of this Amendment are within such Loan Party’s limited liability company or corporate power, have been duly authorized, are not in contravention of any law applicable to such party or the terms of such party’s Constituent Documents and, except as have been previously obtained, do not require the consent or approval of any Governmental Authority or any other third party.

SECTION 7.           Administrative Agent and Lenders Make No Representations or Warranties. By execution of this Amendment, neither the Administrative Agent nor any Lender (a) makes any representation or warranty or assumes any responsibility with respect to any statements, warranties, or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Amendment, the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto, or (b) makes any representation or warranty or assumes any responsibility with respect to the financial condition of any Borrower, any other Loan Party or any other Person or the performance or observance by such Persons of any of their obligations under the Loan Documents, or any other instrument or document furnished pursuant thereto.

SECTION 8.           Effect of Amendment. This Amendment (a) except as expressly provided herein, shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Credit Agreement, the other Loan Documents or any of the instruments or agreements referred to therein, (b) shall not prejudice any right or rights which the Administrative Agent or the Lenders may now or hereafter have under or in connection with the Credit Agreement or any other Loan Document, including, without limitation, the right to accelerate the Obligations, institute foreclosure proceedings, exercise their respective rights under the UCC or other applicable law, and/or institute collection proceedings against any Borrower or any other Loan Party, to the extent provided therein or by law, and (c) shall not be deemed to be a waiver of any existing or future Default or Event of Default under the Credit Agreement or any other Loan Document.

SECTION 9.           Miscellaneous. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York. The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof. This Amendment may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart. This Amendment, and any documents required or requested to be delivered pursuant to Section 3 hereof, may be delivered by telecopy or pdf transmission of the relevant signature pages hereof and thereof, as applicable. Sections 12.09 and 12.10 of the Credit Agreement are hereby incorporated herein mutatis mutandis.

SECTION 10.         Ratification. Each Loan Party ratifies and acknowledges the Loan Documents to which it is a party are valid, subsisting and enforceable.

SECTION 11.         NOTICE OF FINAL AGREEMENT. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Remainder of Page Intentionally Left Blank; Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date and year first above written.

BORROWERS:

SWIF II Investment Co. Towers II, LLC,
a Delaware limited liability company

By:	SWIF II Towers Co. Intermediate Holdco II, LLC, its manager

By:	SWIF II Operating Partnership, LP, its sole manager

By:	StratCap Digital Infrastructure REIT, Inc., its general partner

By:	/s/ James Condon
Name:	James Condon
Title:	President

SWIF II Investment Co. Data Center, LLC,
a Delaware limited liability company

By:	SWIF II Data Center Co. Intermediate Holdco IV, LLC, its manager

By:	SWIF II Operating Partnership, LP, its sole manager

By:	StratCap Digital Infrastructure REIT, Inc., its general partner

By:	/s/ James Condon
Name:	James Condon
Title:	President

SWIF II Investment Co. Fiber, LLC,
a Delaware limited liability company

By:	SWIF II Fiber Co. Intermediate Holdco III, LLC, its manager

By:	SWIF II Operating Partnership, LP, its sole manager

By:	StratCap Digital Infrastructure REIT, Inc., its general partner

By:	/s/ James Condon
Name:	James Condon
Title:	President

Limited Waiver and Second Amendment to Credit Agreement – Signature Page

VOGUE TOWERS II, LLC,
a Delaware limited liability company

By:	SWIF II Operating Partnership, LP, its sole member

By:	StratCap Digital Infrastructure REIT, Inc., its general partner

By:	/s/ James Condon
	Name:	James Condon
	Title:	President

SWIF II INVESTMENT CO. TOWERS I, LLC,
a Delaware limited liability company

By:	SWIF II Operating Partnership, LP, its sole member

By:	StratCap Digital Infrastructure REIT, Inc., its general partner

By:	/s/ James Condon
	Name:	James Condon
	Title:	President

PARENT:

STRATCAP DIGITAL INFRASTRUCTURE REIT, INC., A Maryland corporation

By:	/s/ James Condon
Name: James Condon
Title: President

Limited Waiver and Second Amendment to Credit Agreement – Signature Page

ADMINISTRATIVE AGENT:

SUNFLOWER BANK, N.A.,
as Administrative Agent

By:	/s/ Brian Cohen
Name:	Brian Cohen
Title:	Vice President

Limited Waiver and Second Amendment to Credit Agreement – Signature Page

LENDER:

SUNFLOWER BANK, N.A.

By:	/s/ Brian Cohen
Name:	Brian Cohen
Title:	Vice President

Limited Waiver and Second Amendment to Credit Agreement – Signature Page

Exhibit A

Amended and Restated Exhibit B (Compliance Certificate)

to Credit Agreement

See attached.